As filed with the Securities and Exchange Commission on March 3, 2006

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NetLogic Microsystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0455244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ronald S. Jankov

President and Chief Executive Officer

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Alan B. Kalin, Esq.

Charles S. Lee, Esq.

Kambiz Izadi, Esq.

Bingham McCutchen LLP

1900 University Avenue

East Palo Alto, CA 94303

phone: (650) 849-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,984,095 shares	$33.03	$65,534,657.85	$7,012.21

(1)	In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b) under the Securities Act of 1933, as amended.
(2)	Estimated solely for purposes of calculating the amount of the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The price per share is based on the average of the high and low prices reported on The Nasdaq National Market for shares of the Registrant’s common stock on February 27, 2006.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

Dated: March 3, 2006

PROSPECTUS

1,984,095 Shares

Common Stock

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

This prospectus relates to the public offering, which is not being underwritten, of up to 1,984,095 shares of our common stock under this prospectus by the selling stockholder identified in this prospectus. The selling stockholder may sell these shares from time to time on or off the Nasdaq National Market in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions. For additional information on the methods of sale that may be used by the selling stockholder, see the section entitled “Plan of Distribution” beginning on page 2. We will not receive any of the proceeds from the sale of these shares. We will bear the costs relating to the registration of these shares. The shares were or will be issued to the selling security holder in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act” or the “Securities Act of 1933”).

Our common stock is listed on the Nasdaq National Market under the symbol “NETL.” On March 1, 2006, the last sale price of our common stock was $37.82 per share.

INVESTING IN THE COMMON STOCK INVOLVES RISKS.

SEE “ RISK FACTORS” ON PAGE 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,

In this prospectus, “NetLogic,” “we,” “us,” and “our” refer to NetLogic Microsystems, Inc.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

Special Note Regarding Forward-Looking Statements

Some of the statements in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among others, those incorporated by reference under “Risk Factors” below.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or similar terms.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors incorporated by reference under the heading “Risk Factors” below and a variety of other factors, including, without limitation, customer acceptance and demand for our products, the volume of sales to our principal product customers, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, the length of our sales cycles, our average selling prices, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry, and the effects of any acquisitions we make, including the recent acquisition of Cypress Semiconductor Corporation’s network search engine product lines.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus may not occur.

Our Company

We are a semiconductor company that designs, develops and markets high performance knowledge-based processors for a variety of advanced Internet, corporate and other networking systems, such as routers, switches, network security appliances, network access equipment and networked storage devices. Knowledge-based processors are integrated circuits that employ an advanced processor architecture and a large knowledge database containing information on the network, as well as applications and content that run on the network to make complex decisions about individual packets of information traveling through the network. Our knowledge-based processors significantly enhance the ability of networking original equipment manufacturers, or OEMs, to supply network service providers with systems offering more advanced functionality for the Internet, such as voice transmission over the Internet, or VoIP, unified threat management, or UTM, virtual private networks, or VPNs, and streaming video and audio.

Our knowledge-based processors incorporate advanced technologies that enable rapid processing, such as a superscalar architecture, which uses parallel-processing techniques, and deep pipelining, which segments processing tasks into smaller sub-tasks, for higher decision throughput. These technologies enable networking systems to perform a broad range of network-aware and content-aware processing functions, such as application-based routing, UTM network security, intrusion detection and prevention, virus inspection, access control for network security, prioritization of traffic flow to maintain quality of service, or QoS, and statistical measurement of Internet traffic for transaction billing.

We design our products at the transistor level and use a full-custom layout flow to define how circuits are constructed in silicon. This allows us to optimize circuit design, minimize chip size and reduce power dissipation of our integrated circuits. By minimizing chip size, we are able to optimize the cost of our knowledge-based processors and facilitate the design of our customers’ products within smaller enclosures, or form factors.

We provide complete, systems-level solutions that include interface designs and firmware, device driver, packet-processing and knowledge database management application software, design tools and environments and reference designs. By providing a comprehensive systems-level solution, we help networking OEMs reliably introduce next generation networking systems and significantly enhance their time-to-market. These systems-level solutions are provided free-of-charge to our OEM customers to encourage sales of our products.

We organized our business in 1995 as a California limited liability company and incorporated in Delaware in 2000. Our principal executive offices are located at 1875 Charleston Road, Mountain View, CA 94043. Our telephone number at that address is (650) 961-6676.

Risk Factors

An investment in our common stock is risky. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, filed on February 28, 2006, and in our other filings with the Securities and Exchange Commission (the “SEC” or the “Commission”), which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling stockholder. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Security Holder” and “Plan of Distribution” described below.

Selling Security Holder

The following table sets forth the number of shares of our common stock that the selling stockholder owns or has the right to acquire as of February 24, 2006. The selling stockholder has not had a material relationship with us within the past three years other than as described below or as a result of the ownership of common stock or other securities of ours. The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholder named below. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

Name	Shares Owned Before Offering	Percent Owned Before Offering(1)	Shares Being Offered		Shares Owned Upon Completion Of Offering	Percent Owned After Offering(1)
Cypress Semiconductor Corporation	1,488,063	7.56%	1,984,095	(2)	0	0

(1)	The percentage of ownership of common stock is based on 19,690,075 shares of common stock outstanding as of February 24, 2006 and excludes all shares of common stock issuable upon the exercise of outstanding options or warrants to purchase common stock
(2)	As part of the acquisition of certain assets from Cypress Semiconductor Corporation (“Cypress”) contemplated by the Agreement for the Purchase and Sale of Assets, dated January 25, 2006, as amended by that certain Amendment No. 1 to Agreement for the Purchase and Sale of Assets, dated February 15, 2006, by and between us and Cypress, we issued to Cypress 1,488,063 shares of common stock at the closing of the acquisition on February 15, 2006. Pursuant to such agreement, we have agreed to issue to Cypress an additional 165,344 shares of common stock upon Cypress’ furnishing to us certain financial statements within 60 days after the closing date. In addition, under the terms of the Agreement for the Purchase and Sale of Assets, we have agreed to issue to Cypress up to 330,688 additional shares of common stock if, during either the four consecutive fiscal quarters following the closing or the 12-month period beginning on the first business day following the closing, our gross revenue from the acquired products is at least $17,820,000, with the exact number of shares to be issued to be adjusted proportionately if revenues from the acquired products are between $17,820,000 and $19,440,000. The shares being offered are the sum of all three of these share amounts. Cypress does not own any options or warrants for our common stock.

Plan of Distribution

The selling stockholder and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares of NetLogic common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

2

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through options;

•	by pledge to secure debts and other obligations;

•	to cover short sales made pursuant to this prospectus;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling security holder list to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. This prospectus may also be used by transferees of the selling stockholder, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer.

The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and deliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder may also pledge or loan the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default, the broker-dealer may sell the pledged shares pursuant to this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.

3

We are required to pay all fees and expenses incident to the registration of the shares of common stock, but we will not receive any proceeds from the sale of the common stock. Pursuant to the Registration Rights Agreement, dated February 15, 2006, by and between us and Cypress, we have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Legal Matters

The validity of the issuance of shares of common stock offered hereby will be passed upon for us by Bingham McCutchen LLP, East Palo Alto, California.

Experts

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock offered hereby. You may read and copy any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our common stock is traded on the Nasdaq National Market. Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

(a)	the section entitled “Description of Capital Stock” in the Prospectus contained in our Registration Statement on Form S-1 (File No. 333-114549) as originally filed with the Securities and Exchange Commission on April 16, 2004 and as subsequently amended;

(b)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on February 28, 2006; and

(c)	our Current Reports on Form 8-K filed with the SEC on January 24, 2006, January 31, 2006 and February 22, 2006.

4

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” or “Securities Exchange Act of 1934”) subsequent to the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

NetLogic Microsystems, Inc.

1875 Charleston Road

Mountain View, CA 94043

(650) 961-6676

Attention: Senior Director of Legal Affairs and IP Management and Secretary

In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled “Where You Can Find More Information.”

5

PART II

Information Not Required In Prospectus

Item 14. Other Expenses Of Issuance And Distribution

The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by us, are as follows:

Securities and Exchange Commission Registration Fee	$7,012.21
Legal Fees and Expenses	20,000.00
Accounting Fees and Expenses	20,000.00
Miscellaneous Fees and Expenses	10,000.00

Total	$57,012.21

Item 15. Indemnification Of Directors And Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our bylaws provide that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability arising out of his or her actions in that capacity if he or she is serving at our request. We have obtained officer and director liability insurance with respect to liabilities arising out of various matters, including matters arising under the Securities Act.

We have entered into agreements with our directors that, among other things, indemnify them for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by us or in our right, arising out of the person’s services as a director or officer of ours or any other company or enterprise to which the person provides services at our request.

Pursuant to the Registration Rights Agreement, dated February 15, 2006, by and between us and Cypress, Cypress has agreed to indemnify, defend and hold harmless us, our directors, officers, agents and employees, each person who controls us (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all losses, as incurred, to the extent arising out of or based solely upon: (i) Cypress’ failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in this registration statement, the prospectus contained in this registration statement, or any form of prospectus, or in any amendment or supplement to such documents or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated in such documents or necessary to make the statements in such documents not misleading to the extent, but only to the extent, that such loss arises out of or is based upon (x) any untrue statements or omissions based upon information regarding Cypress furnished in writing to us by Cypress expressly for use in such documents or to the extent that such information relates to Cypress or Cypress’ proposed method of distribution of registrable securities and was reviewed and expressly approved in writing by Cypress expressly for use in this registration statement, the prospectus contained in this registration statement or such form of prospectus or in any amendment or supplement in such documents or (y) in the case of an occurrence of certain events described in the Registration Rights Agreement, the use by Cypress of an outdated, defective or suspended prospectus after we have notified Cypress in writing that the prospectus is outdated, defective or suspended and prior to the receipt by Cypress of the advice in writing by us that the current prospectus may be used along with copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In no event shall the liability of Cypress under the Registration Rights Agreement be greater in amount than the dollar amount of the net proceeds received by Cypress upon the sale of the registrable securities giving rise to such indemnification obligation, except in the case of fraud by Cypress.

Item 16. Exhibits.

Exhibit Number	Description
2.1	Agreement for the Purchase and Sale of Assets, dated January 25, 2006, as amended by that certain Amendment No. 1 to Agreement for the Purchase and Sale of Assets, dated February 15, 2006, by and between the Registrant and Cypress Semiconductor Corporation, and Exhibits A and B thereto (1)

4.1	Specimen common stock certificate (2)

4.3	Rights Agreement by and between the Registrant and Wells Fargo Bank, National Association, dated July 7, 2004 (3)

4.4	Registration Rights Agreement, dated February 15, 2006, between the Registrant and Cypress Semiconductor Corporation (4)

5.1	Opinion of Bingham McCutchen LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

(1)	Incorporated by reference to the same-numbered exhibit to the Registrant’s Current Report on Form 8-K filed February 22, 2006.
(2)	Incorporated by reference to the same-numbered exhibit to Amendment No. 3 to Form S-1 (Registration No. 333-114549) filed by the Registrant with the Securities and Exchange Commission as of June 21, 2004.
(3)	Incorporated by reference to Exhibit (i) to Form 8-A (Registration No. 000-50838) filed by the Registrant with the Securities and Exchange Commission as of July 8, 2004.
(4)	Incorporated by reference to Exhibit A of Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed February 22, 2006.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statements is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 2, 2006.

NetLogic Microsystems, Inc.

By:	/s/ Ronald S. Jankov
Name:	Ronald S. Jankov
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald Jankov and Donald Witmer, and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald Jankov Ronald Jankov	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2006

/s/ Donald Witmer Donald Witmer	Vice President-Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2006

/s/ Leonard Perham Leonard Perham	Chairman of the Board	March 2, 2006

/s/ Steve Domenik Steve Domenik	Director	March 2, 2006

/s/ Norman Godinho Norman Godinho	Director	March 2, 2006

/s/ Alan Krock Alan Krock	Director	March 2, 2006

Exhibit Index

Exhibit Number	Description
2.1	Agreement for the Purchase and Sale of Assets, dated January 25, 2006, as amended by that certain Amendment No. 1 to Agreement for the Purchase and Sale of Assets, dated February 15, 2006, by and between the Registrant and Cypress Semiconductor Corporation, and Exhibits A and B thereto (1)

4.1	Specimen common stock certificate (2)

4.3	Rights Agreement by and between the Registrant and Wells Fargo Bank, National Association, dated July 7, 2004 (3)

4.4	Registration Rights Agreement, dated February 15, 2006, between the Registrant and Cypress Semiconductor Corporation (4)

5.1	Opinion of Bingham McCutchen LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24	Power of Attorney (filed as part of signature page to Registration Statement)

(1)	Incorporated by reference to the same-numbered exhibit to the Registrant’s Current Report on Form 8-K filed February 22, 2006.
(2)	Incorporated by reference to the same-numbered exhibit to Amendment No. 3 to Form S-1 (Registration No. 333-114549) filed by the Registrant with the Securities and Exchange Commission as of June 21, 2004.
(3)	Incorporated by reference to Exhibit (i) to Form 8-A (Registration No. 000-50838) filed by the Registrant with the Securities and Exchange Commission as of July 8, 2004.
(4)	Incorporated by reference to Exhibit A of Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed February 22, 2006.